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                                LEASING CONTRACT

                                   Unprotected

                       Drawn up and signed in Tel Aviv on:



Between:    1.  Oil and Energy Infrastructures, Ltd.  Public Company 52-002729-3
            2.  Fuel Products Line, Ltd., Private Company 51-023448-7

            Their address for the sake of this agreement is 3 Tvuot
            Ha-aretz Street, Shikun Dan, Tel Aviv
            (Both jointly and severally will henceforth be called: "the LESSOR")

Party of the first part;

And:        Influence Medical Technologies, Ltd.
            Private Company 51-205328-1
            14 Abba Hillel Street, Ramat Gan
            (Henceforth: "THE LESSEE")

Party of the second part;

Whereas:    The Lessor has possession rights and the right to be registered as the owners of the building located on Ha-Sadnaot street in Herzliya known as "Beyt Yosef Hermelin" (henceforth, "THE BUILDING") which is built on plot 92, Block 6592 (henceforth: "THE PLOT");

And whereas: the building is in the final stages of construction

And whereas: the Lessee wishes to rent from the Lessor, and the Lessor agrees to lease to the Lessee an area of approximately 1603 meters in gross (including the Lessee's share of the public areas), on the upper office floor of the building (store 10.89+) and two rooms covering an area of 62 meters in gross (including the Lessee's share in public areas) on the roof floor as delimited in the blueprint attached herewith to the agreement as Annex A (henceforth "THE BLUEPRINT"), (henceforth "THE PROPERTY UNDER LEASE") leased on the free market, to which the Tenant's Protection Laws (combined version) 1972 (henceforth, "THE LAW") will not apply, and will not apply to the Property under lease, and the Lessee will not become a protected tenant in accordance with the law and/or any judgment and/or any other legislation likely to provide him with this status, and all this is subject to the directives of this agreement.

THEREFORE IT IS AGREED AND STIPULATED BETWEEN THE PARTIES AS FOLLOWS:



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The preamble to this agreement, along with the facts and declarations included herewith, is an integral part of the body of this agreement.

2.    NON-APPLICATION OF THE TENANTS PROTECTION LAW

The Parties declare that they are aware that:

A. the Property under lease is located in a new building which is in the stages of completion, and the Lessee has been notified that he is the first tenant in the Property under lease.

B. The Property under lease will be leased being empty of any person or objects.

C. No key money was paid or shall be paid by the Lessee to the Lessor, only lease payments as specified in this agreement, and the sums that will be invested by him as aforesaid in this agreement shall not be considered in any way as key money.

D. In light of the facts and details stated above, the aforementioned Tenants Protection Law and/or other legislation likely to provide the Lessee with the status of a protected tenant, shall not be applied.

3.    THE LEASEHOLD AND ITS PURPOSE

The Lessor is herewith letting to the Lessee, and the Lessee is herewith leasing the Property under lease from the Lessor under the terms set out in this agreement.

4. The Lessor is letting the Property under lease to the Lessee only, and only for the purpose, destination and use as defined in the following articles:

A. The purpose of the lease in the Property under lease is for industrial floors, laboratories, offices and extra services which are needed and/or allowed ex lege for the Lessee's business and for the Lessee's office administration purposes, and whose business is in the field of medical engineering. The Lessee shall not be permitted to use the Property under lease for any other purpose except for the aforementioned purposes (henceforth, "THE PURPOSE OF THE LEASE").

B. The Lessee undertakes to maintain, operate and manage his offices in the Property under lease on a level and in a manner which are suitable for the standard of the building and for the satisfaction of the Lessor.

The Lessee undertakes to obey the orders and directives of the Lessor and/or the management company for all matters concerning the building premises outside the Property under lease and will act in accordance with the orders and directives which may be given to him.

C. Any other use of the Property under lease, in all or in part, with whatever frequency, will be considered as a deviation from and/or modification of the purpose of the lease and as a fundamental violation of the agreement.

D. The Lessee declares that he is aware of the Work Implementation Program (Local Project Outline Number HR/1825, which gives authorization for the upper office floor for the building

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(floor 10.89+) and for additional changes in the authorized plans concerning the plot and the building, which has been approved, and that a permit for building the floor has been granted by the local committee for building and planning.

E. The Lessee undertakes to obtain and will be solely responsible for obtaining whatever license and whatever permit may be necessary for managing his offices in the Property under lease, to the extent such may be required.

F. The Lessee is aware that and is in agreement that he will not be entitled to use any part of the building except for the Property under lease, for any purpose whatsoever except for the use of access to the Property under lease and for the use of access to trash removal areas; for the use of the roof for the installation of filter devices and air conditioning of the clean room, as will be authorized by the engineer of the installation; for loading and unloading and use of parking which will be available in accordance with what is stated below in Article 16.

G. To remove all doubt, it has been declared and agreed hereby that the Lessor, other tenants, the management company or their proxies will have the right of passage and free access in the public area and on the roof store at whatever time and for whatever purpose.

5.    BAN ON TRANSFER OF RIGHTS

A. The Lessee undertakes not to hand over, not to lease, not to transfer, and not to destroy the Property under lease, in whole or in part, by whatever means, or any part of it, and not to transfer, in any manner whatsoever, his rights in the Property under lease or any part of it for the entire period of the lease or part of it, and not to allow anyone else except for himself to use the Property under lease or a part of it in any manner whatsoever and not to associate anyone else in the maintenance of the Property under lease or in using it or in deriving any pleasure from it, whether for compensation or not.

The Lessee undertakes not to mortgage this agreement or the rights deriving from the agreement, in any way whatsoever, for the benefit of any other person, agent or body whatsoever.

In spite of what was mentioned above, the Lessee will be permitted, starting from 15.8.99 on, to sublet parts of the Property under lease in accordance with the conditions detailed in Annexes D and D-l of this contract which constitute an integral part of it. Subletting shall not release and shall not reduce the Lessor's obligations towards the Lessee in accordance with this contract, and any violation by the sub-lessee of any directive of this leasing agreement's directives will be considered, with all that it implies, as a violation by the Lessee towards the Lessor.

B. In the case where the Lessee is a corporation, then any transfer of shares or rights in the corporation, or any change in them which may cause the control of the corporation not to be in the hands of the share owners and/or the present holders of the rights, in their present composition on the day of the signing of this agreement, then proof will be required of the ability of the new controlling owner to fulfill the terms of payment and the guarantees in accordance with this agreement. Lack of the aforementioned proof will constitute a violation of this agreement by the Lessee and shall provide the Lessor with the right to cancel this agreement and to receive all the relief he is entitled to in accordance with this agreement or in accordance with the law, due to the violation.




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"Control" as regards this article means holding at least 51% of the capital in all types of shares of the corporation as well as the right to appoint the majority of its directors.

The prohibition which is set forth in this minor clause shall not apply as to the transfer of control to the firm, Medtronic, which is traded on the New York Stock Exchange in the United States, nor to the transfer of control to a firm controlled by Medtronic nor to the transfer of control to another American company which is traded on the U.S. Stock market and whose yearly turnover is not less than a billion United States dollars.

C. Any act of commission or omission which is contrary to the obligations of the Lessee as detailed in articles 5 (A) and (B) above, will be considered, if done, as commission of a basic violation of the agreement.

6.    SUITABILITY OF THE PROPERTY UNDER LEASE

The Lessee declares that he has seen and examined the plot, the building and the Property under lease and has found them suitable and appropriate for his needs and uses within the bounds of the purpose of the lease, and hereby waives any claim due to lack of suitability, or any claim connected with the quality of the Property under lease and/or the extent of enjoyment which he wishes to derive from it, subordinate to the aforementioned article 4 (D) of this agreement above.

7.    DELIVERY OF THE PROPERTY UNDER LEASE

A. The Lessor undertakes that it will be possible, starting 15.5.97, to carry out the work which is detailed in the specification in Annex E which is attached to this agreement and which constitutes an integral part of it.

To the extent that the Lessee requests to carry out changes and/or to make other renovations in the Property under lease, he undertakes to submit, in advance, for approval by the Lessor, any plans for carrying out the aforesaid changes and/or renovations. Implementation of the changes and/or renovations to the Property under lease require approval from the Lessor, in advance and in writing, and will be done in coordination with the Lessor and/or the management company representing it.

As for the work which is detailed in the specifications, Annex E of this agreement, the directives in Annex F of this agreement will apply. Annex F is attached to this agreement and constitutes an integral part of it.

B. The Lessee declares that he is aware that (he agrees that) the Lessor will be entitled to introduce changes into the building plans, at his sole discretion, and without any need for the Lessee's agreement, as well as building additions and additional floors to the building at any time, including after the time of delivery, to make any use of and/or any changes in existing use and/or change in the purpose and any construction work in the building, any changes and expansion, in the building or parts of it or the plot, at his absolute discretion, and without any restriction and/or need for the Lessee's agreement, provided that the Lessee's rights shall not be affected, according to this agreement.

C. The Lessee declares that he is aware that completion of the building construction, completion of the finishing of the interior, within the boundary of the other areas of the building,



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and work on development of the plot, will continue beyond the date set for handing over the Property under lease to the Lessee, and he will have no claims and/or demands and/or suits against the Lessor because of this.

The Lessor undertakes to see to it that the aforementioned construction work will be done while making every effort to cause the least possible nuisance and disturbance to the Lessee.

D. At the time of handing over possession of the Property under lease by the Lessor, the parties will draw up a protocol of the transfer, and representatives of the two parties will sign it. The Lessee will abstain from making any claims, of any sort, in connection with the Property under lease or with any defects which have been discovered in it, beyond the claim about the defects which will be specified in the transfer protocol, excluding any hidden defect.

E. To the extent that additional areas for rental in the building will become vacant to the Lessor, the Lessee will be given preference for renting these areas as aforesaid.

In the case that the Lessee is interested in renting the aforementioned areas, the two parties will negotiate for 30 days. If they do not reach an agreement within the 30 day period as aforesaid, the Lessor will be entitled to let these areas to another Lessee.

8.    THE LEASE PERIOD AND WORK ON MAKING THE PROPERTY UNDER LEASE SUITABLE

A. (1) the Property under lease will be rented out to the Lessee for a period of five years which will begin (subordinate to the aforesaid in Annex F) on
15.8.97 and will end on 14.8.2002 (henceforth: "THE LEASE PERIOD").

(2) If the Lessor is late in delivering the property, so that the Lessee is unable to operate it for his purposes after 15.8.97, the Lessor will pay the Lessee compensation for a month's amount, in accordance with the proportion of the delay: a delay per diem = 1/30 x the monthly rental.

(3) To remove all doubt, a delay of up to two weeks in the delivery will not be considered as a delay for the purpose of compensation as mentioned in the aforementioned sub-section (2) above.

(4) It is emphasized that the conditions for payment of compensation as aforesaid in articles (2) and (3) will be carried out on the condition that, starting with the day of submission of all the work plans required for carrying out making the building suitable (15.8.97), no changes will be made by the Lessee. If changes are submitted (in accordance with article 7A above) by the Lessee, and all this not being in contradiction with Annex F, Article 5b, the Lessor shall not be obliged to pay compensation to the Lessee, for the additional time period deriving as a result of the requested change. The determination of time schedules for the delays and for the compensation deriving from this matter, will be carried out by Shay Arad and Raffi Regev, and their decision shall obligate the parties without challenge.

(5) To remove all doubt, a change in the appointed time for the beginning of the lease period as aforesaid in Annex F, will not cause any change in the appointed time for the end of the leasing, that is, the 14.8.2002, and the lease will end (subordinate to the option mentioned below), in any case, at that time.




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(6) The Lessee has the option to extend the lease period for an additional period of four years and eleven months, that is, starting 15.8.2002 and up to 14.6.2007, provided that he give notification in writing about this to the Lessor at least six months before the end of the original lease period. In the case where the option is exercised, all the directives in this agreement shall also apply in the extended lease period, and the extended lease period will be regarded, with all its implications, as part of the lease period.

B. The Lessee will be entitled to set up a "clean room" in the Property under lease in accordance with the plans which will be submitted and will be approved in advance and in writing by the Lessor's engineer (henceforth, MAKING THE PROPERTY SUITABLE). The Lessor's engineer shall be authorized to approve the work for making the property suitable, in all or in part, and to request that the Lessee make changes in the work, and all this according to his discretion.

C. Before starting to make the property suitable, the Lessee shall submit detailed and complete plans to the Lessor for carrying out making the property suitable, including specifying the equipment and the facilities the Lessee intends to introduce into the Property under lease. Without detracting from the overall meaning of the aforesaid, the plans shall include architectural plans, electricity plans, air-conditioning and evaporation plans, plumbing and piping plans, plans for the ceilings, plans for the kitchen, etc., (including indication of electrical outlets, installation of telephones, stationing of computer communications, etc.) All the plans which will be prepared by the Lessee, shall be prepared at his expense and on his account, and the Lessee shall bear the expenses and fees of the various consultants, such as air-conditioning consultants, electricity consultants, and the contractors who implement the work.

D. The aforementioned plans shall be subject to the approval of the Lessor, as specified below, with written approval concerning the plans. The Lessee undertakes to repair and/or to change the said plans in accordance with the Lessor's directives.

It is hereby made clear that no plans whatsoever shall be approved, as long as they may damage the construction and/or the appearance of the building and its systems or cause any change in them or do not suit the building and the customary technical specifications; or if they are unlawful, including being contrary to the standards, as, for example, safety standards or fire safety standards; or if they require changes in building permits or if they change the appearance of the building on the outside; or if they limit the activities of other tenants in the building and/or the Lessor and/or the management company.

To remove all doubt, it is hereby made clear that approval of the plans by the Lessor and the professional consultants is for the matter of carrying out work on making the property suitable, and does not constitute approval of suitability for building construction standards or the licensing requirements of the local authority.

E. The Lessee undertakes to carry out making the property suitable in accordance with the plans which shall be approved by the Lessor.

F. The Lessee undertakes to carry out making the property suitable during regular work hours, to be meticulous about cleanliness of the Property under lease, the building and its



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environs, and the Lessee also undertakes not to cause any nuisance or damage to the Property under lease, to the building and/or to the others possessing the building and/or to the Lessor and/or to the management company and/or to any third party whatsoever.

Making the property suitable shall be carried out in coordination with and in accordance with the directives of the supervisor working on behalf of the Lessor or the management company. The Lessee shall appoint a representative on his behalf for the purpose of carrying out the work and shall notify the Lessor in writing as to the identity of the representative before starting to make the property suitable.

9.    LEASING PAYMENTS

A. Lease payments shall be paid to the Lessor during the lease period as follows:

(1) The lease payments shall be calculated on the basis of 79,575 Israeli Shekels per month (henceforth: "BASIC LEASE PAYMENTS")

The lease payments are based on $15 per square meter, for the area of 62 square meters in gross on the penthouse floor and for 1475 square meters from the area on the upper office floor and based on $10 per square meter for the area of 128 square meters which makes up the open area on the upper office floor, which is marked in Annex A with the letter A.

(2) In addition to the above lease payments, the Lessee shall make a payment to the Lessor for management service which the company has decided to carry out by itself in lieu of a management company. These services, guarding, security, insurance coverage, intelligence and guarding the parking facility, shall be shared proportionately among the clients in the building.

These payments will be open for perusal by the Lessee, but in any case, the Lessor's decision shall be required in regards to the above services.

(3) The basic lease payments will be made in payments which are linked to the consumer price index which is published by the Central Bureau of Statistics and which is based on the index for the month of November, 1996 which was published on 15.12.96, that is, 142 points (henceforth: "THE BASIC INDEX"), and they will change in proportion to the rate of the known rise in the index at the time any payment is made, in proportion to the basic index.

"The Consumer Price Index" and/or "The Index: - the price index which is known as "The Consumer Price Index", which includes fruits and vegetables, and which is published by the Central Bureau of Statistics and Economic Research and includes the said index even if it is published by any other official body or institution, including any official index which may replace it, even if it is based upon the same data, whether or not it is based upon the existing index.

In the case where another index may replace it, and the Bureau, the body or the institution as aforesaid, do not set the proportion between it and the index which has been replaced; or to the extent that no other index is published, the proportion between the other index and the replaced index shall be fixed upon consultation with economic experts who will be decided upon by an agreement between the Lessor and the Lessee.



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B.    The lease payments shall be paid (subject to the aforesaid in Annex F) for a period of time, starting from the beginning of the lease and onward, in the course of the lease period, in quarterly payments, on the first of the beginning of each quarter (January, April, July, October) as follows:

(1) At the time of signing of the agreement, the Lessee shall pay the first three months of rent.

(2) On the first of the month at the start of the next quarter, which is after the start of the payment period for lease payments, the Lessee shall make the lease payments which are due for the said quarter.

(3) On the first of the month at the start of each quarter, starting with the next quarter after the quarter mentioned in minor article (2) above - for each quarter in advance.

C. To remove all doubt, the Lessee shall be obliged to make a payment of the lease payments in accordance with the aforesaid minor article B above. And this is so even if the Lessee does not appear and/or refuses to appear in order to receive the Property under lease at the time of delivery which has been proposed by the Lessor, or at a later date.

D. The Lessee shall pay the Lessor the Value Added Tax. at its rate at the time of the execution of the payment, in return for an invoice, at the time of the execution of any payment of lease payments, in addition to the lease payments specified above.

E. If there is any delay in payment of more than five days by the Lessee for any sum whatsoever which he must pay the Lessor in accordance with this agreement, the Lessee shall pay the Lessor for the delayed payment as shall be determined on the date on which the Lessee was supposed to pay it (henceforth:
"THE DEBITING DATE"), maximum interest in arrears (henceforth "MAXIMUM INTEREST IN ARREARS") according to which is the higher of the two:

Interest and exceptional interest, at the customary rate of Bank Leumi of Israel, Ltd. for exceptional withdrawals from regular current accounts - or - linkage differentials to the index as defined in article 9 (A) above, with additional linked interest at the rate of 0.75% per month or a part of it, on the sum which is linked, in arrears.

The maximum interest in arrears shall be calculated for the period beginning with the debiting date and up to the day on which it is actually paid. If the delay in payment had to do with as a sum paid by the Lessor to a third party, including to the management company as defined in article 12 (A) below, and which the Lessee was obliged to pay to the said third party, the maximum interest in arrears for the time period will be calculated from the day on which the Lessor paid the sum in arrears to a third party, until it was returned by the Lessee. If the Lessor has paid to a third party, including the management company, maximum interest in arrears due to a delay in payment by the Lessee, the maximum interest in arrears will be calculated as aforesaid as a part of the debt which the Lessee must return to the Lessor.

For all the payments which the Lessee pays the Lessor as aforesaid, the Lessee will pay Value Added Tax as required by law. A tax invoice shall be submitted by the Lessor close to the date of payment.

F. The payment of interest in accordance with paragraph E above shall not detract from the Lessor's right to any other relief as set out in this agreement or as set out by law and shall not be interpreted as waiving, on the part of the Lessor, any other relief as aforementioned.

G. A delay of more than ten days in the execution of any payment whatsoever, in whole or in part, on the account of the lease payments, from the time when a warning in writing of this has been given by the Lessor to the Lessee, will be a basic violation of this agreement by the Lessee.

H. The two sides agree that to the extent that a permit may be given to the designated party for dividing up the open area which is marked with the letter A in Annex A which is attached, and for using it for the purpose of leasing, the payments for lease payments and for management fees will be revised from that point in time in accordance with the payment distribution schedule per square meter in gross for the main office area on the floor, and the same basic payment per square meter will apply in regard to the office area on the floor.

I. After five years from the start of the lease period and to the extent that the Lessee may exercise the option to extend the lease period as mentioned in article 8 A above, the parties will hold negotiations regarding the basis for lease payments. As regards the remainder of the lease period, if the parties do not reach an agreement among themselves within 30 days, the negotiations will be held with an appraiser's assistance, on behalf of each one of the parties, and if the two appraisers do not reach an agreement among themselves within 30 days, they will appoint a third appraiser who will decide what will constitute the basis for lease payments for the period of time which is beyond the five years of the first lease period.

As long as the lease payments have not been decided as aforesaid, the set rate of lease payments shall continue to apply and to oblige lease payments as in this lease contract.

10.   TAXES AND PAYMENTS

A. The Lessee will be subject to the payment of taxes, fees, the payments and expenses connected with the Property under lease and with using it for the whole lease period. They will be paid by the Lessee immediately upon request for payment, and they are:

(1) The cost of installation of electric meters, using the meters which will measure electricity consumption in the Property under lease, and also fees for electricity consumption for the heating and cooling system in the Property under lease.

(2) General property tax, water fees and signs tax for the city of Herzliya, for the Property under lease, starting from the beginning of the lease period.

(3) Fees and telephone bills for the Bezeq Company for the Lessee's telephone lines, and fees for the use of water and gas.

(4) Payments to the management company, as they will be fixed by the management company from time to time, or payments to any person and/or entity --as they will be fixed by it-- that will provide maintenance services for the building, until the beginning of operations by the management company, or in the absence of a management company, starting from the beginning day of the lease period, and all this according to the area of the Property under lease in gross, and in accordance with what is stated in Article 12 E below.

The Lessee will directly bear the responsibility for all the aforesaid payments whether they are paid, in accordance with the Lessor's determining the price, to the Lessor and/or to the management company and/or to somebody else, which apply to the Property under lease for all its parts, its systems and all the building's common facilities.

(5) Half of the expenses for stamps for this agreement.

(6) Any compulsory payment which applies and which may apply according to law to the possessor of the property as a lessee and/or to management of a business in the Property under lease and/or to the operation of a business in the Property under lease.

Even when the lease period has terminated, the Lessee will be considered as the one who is obliged to make the payments which have been specified in the above articles, if the cause for the charges which are debited is as a consequence of use and/or consumption in the course of the lease period, and in which the payment and/or charge was requested and/or arrived after the end of the lease period into the hands of the Lessor.

B. It is hereby agreed that if at the start of the lease period or in the course of the lease period there are not yet separate meters for water or electricity for the Property under lease, the Lessee will pay the Lessor for supply of a proportion of the overall payment which will be paid by the Lessor, in accordance with the proportion which will be determined by the Lessor's accountant.

C. The Lessor will be subject to payment of taxes and compulsory payments which apply to property owners.

D. To remove all doubt, it is hereby determined that the Lessee shall be registered in the Municipality and with the Electric Company and anywhere else possible as the possessor of the Property under lease and will see to it that the charges made by the aforementioned bodies are debited directly to his name, and he will contact Bezeq directly in order to receive Bezeq's services, if and as long as he is interested in them.

E. The Lessee undertakes to deliver to the Lessor from time to time, immediately upon his request, all the bills and receipts for all the payments which he is subject to, as specified in this article in this agreement.

11.   MAINTENANCE OF THE PROPERTY UNDER LEASE

A. The Lessee undertakes to maintain the Property under lease in good and proper condition, to refrain from causing damage or deterioration to it or any one of its facilities, to repair at his expense any damage that might be caused to the Property under lease by him and/or by his visitors and/or by his clients and/or by his employees and/or by any third party and/or by anyone on behalf of the Lessee and/or due to use of the Property under lease, except for reasonable wear.

In order to carry out the repairs, the Lessee will first of all have to apply to the management company (or to whoever is taking care of the building's maintenance), and get a bid; but if a bid cheaper, but identical on a professional level and in the quality of its performance to the management company's bid, is received, or if the company refuses to carry out the repairs, the Lessee will be entitled to make use of the services of other parties.

B. The Lessee undertakes not to carry out and/or to allow to be carried out any internal and/or external change in the Property under lease and not to add on any addition and not to destroy any part of the Property under lease and/or facility of the facilities, without receiving the Lessor's agreement in writing, and in advance. The Lessor will be entitled, at his absolute and sole discretion, to refuse to give his consent to the aforementioned without any need to give reasons or to justify his refusal; the Lessor shall be entitled to prevent the implementation of any action as aforesaid which is in contradiction with what is stated in the agreement, at any time, and to remove and to destroy any change or addition which has been attached in permanent manner to the building, and which has been carried out in contradiction with what was stated in this article, and at the Lessee's expense. All the additions, repairs and changes that may be done, whether in accordance with what is stated in the agreement or whether in violation of the agreement, shall belong to the Lessor if he so desires, without his being obliged to pay for them.

C. The Lessee undertakes to allow the Lessor and/or his proxy and/or the representative of the management company to enter "the Property under lease," after advance coordination with the Lessee, during regular work hours and at a reasonable time, in order to check the condition of the Property under lease and also in order to carry out repairs and maintenance work on the Property under lease and/or on other parts of the building. Upon implementation of the aforementioned work, the Lessor will do his best so that the damage and/or inconvenience which may be caused to the Lessee, if indeed such are caused, shall be as little as possible.

However, it is hereby agreed that the Lessor and/or his proxy and/or the management company and/or its proxy shall be entitled to enter the Property under lease at non-regular hours in emergency situations or after coordination in advance with the Lessee.

In the last six months of the lease period, the Lessor shall be entitled to show the Property under lease to new tenants, and the Lessee undertakes to allow the Lessor to do so, during the Lessee's regular hours of operation.

D. The Lessee undertakes to fulfill and implement any provision of the law, any regulation, order or by-law dealing with the Property under lease or its maintenance or its usage, or not to carry out, or allow to be carried out on the Property under lease and/or in connection with it, any thing which might constitute a nuisance or bother or cause damage or inconvenience to the Property under lease or to the building or to other property holders in the building, or to the public using it, and the Lessee is liable for all the consequences of a violation of this obligation.

E. The Lessee undertakes to be meticulous about cleanliness in the Property under lease and about its immediate surroundings and to impart to the Property under lease a pleasant and esthetic appearance which is suitable to the standard and character of the building, and to maintain it in this condition during the whole lease period, and to conduct the business exclusively on the premises of the Property under lease, and not to cause [illegible]... to the people who are there or the visitors in the building, to be liable as regards the government and municipal institutions and authorities and/or the Lessor and/or the management company for the payment of all fines and/or compensation according to the law as a result of non-fulfillment of the directives of this article.

F. The Lessee undertakes to compensate and indemnify the Lessor, immediately upon his request, for any damage or expense caused to the Lessor due to a suit which is filed against the Lessor, whether a criminal or civil suit, for the need to defend himself against the aforementioned suit, provided that the aforesaid suit derives from non-fulfillment or from a violation of the Lessee's obligation according to the agreement.

The Lessor, for his part, undertakes to present the Lessee with any request and/or suit which is submitted to him, immediately upon receiving it, and to allow the Lessee to defend himself, together with him, in the aforementioned suits.

G. The Lessee shall not be entitled to put up any signs whatsoever on the Property under lease without approval, in advance and in writing ,of the Lessor and of the management company.

The signs on the building and the signs on "the Property under lease," whether they are signs on the outside walls, or whether they are signs which go beyond the area of the building, or whether they are signs which are placed inside the Property under lease and which face outward, these signs' location, shape and nature shall be solely determined by the Lessor at his absolute discretion. This is in order to preserve the appearance and unique character of the building. The Lessor shall be entitled to obligate the Lessee to install the aforesaid signs at his expense and in accordance with the Lessor's directives, or to have the signs installed by the Lessor and to charge the Lessee for the expenses connected with manufacture and installation.

The Lessee undertakes that the signs, to the extent that they are beyond the aforesaid, or any notices whatsoever, shall not be hung up by him on the facade of the Property under lease nor in the elevator lobby, including the floor elevator lobbies or on any outside wall of the Property under lease or any other outside part of the building and/or the Property under lease.

H. It is hereby agreed that the Lessor shall not permit any advertisement signs to be hung on the outside walls of the building.

I. It is hereby agreed that the Lessor shall not permit operation of restaurants in the building. The Lessor shall be entitled to allow operation of a snack bar in the building in order to serve the tenants of the building.

J. Violation of Paragraph A and B of this Article shall constitute a basic violation of this agreement.

12.   THE MANAGEMENT COMPANY

A. The Lessee will sign a management contract with the company in accordance with its first demand. The management contract will be in the version which is attached to this agreement as Annex G, or in a similar version, including changes and corrections which will be agreed upon between the Lessor and the management company, which will be selected by the company to provide management service.

The aforesaid shall not detract from the Lessee's obligation to make all the payments which appertain to what is stipulated in this leasing contract, in their order and on time, whether a management contract has been signed or whether one has not been signed.

B. The Lessee undertakes to meticulously fulfill all the obligations of the possessor as indicated in the management contract, which shall be signed with the company.

A violation of the management contract's directives by the Lessee, shall constitute a violation on his part of the directives of this lease agreement.

C. It is hereby made clear that a violation of the management contract by the management company, for any reason whatsoever, shall not be any pretext whatsoever for the Lessee to sue the Lessor. Any kind of claim the Lessee shall have against the management company shall not be a pretext for the Lessee to sue the Lessor.

D. The Lessee shall not be entitled to set sums off that are to go from him to the Lessor against sums that are to come to him in accordance with the management contract, if they are to come.

E. Maintenance fees and/or management fees which the Lessee must pay shall be based upon payment for one square meter in gross times the total area rented in gross. The rate of maintenance fees and/or management fees for the Property under lease and the manner and dates on which they are to be paid shall be identical to what the Lessor pays for his office area in the building, except as regards the area indicated in Annex A (and subject to what is stipulated in the aforementioned article 9 H) for which maintenance and/or management fees will be paid in the amount of $1 for each square meter in gross, and subject to the possibility of fixing the differential payment for certain services, to the extent that there is relevant justification for this.

13.   INSURANCE

A. Without detracting from the Lessee's liability, or his legal representative's, and/or in accordance with what is stipulated in this contract, before taking possession of the Property under lease, and/or before the time any work whatsoever on the Property under lease has begun to be implemented by the Lessee and/or his representative, and/or on his behalf at the earlier of the two dates, the Lessee undertakes to arrange for and implement insurance for setting up work, at his expense and/or at the expense of others who represent him (as specified further on in this article). In regard to any work carried out by him and/or his representative for the operation of the Property under lease and/or their representative and/or on his behalf in the Property under lease, and for any investment in "the Property under lease," including equipment, systems, and machines which may service the Lessee's business, and also for all repairs, improvements, changes, and additions which may be carried out in "the Property under lease."

Insurance for setting up work shall be arranged so that the policyholders will be the Lessee, his representative, contractors or sub-contractors, the Lessor and the management company, and shall continue until the work has been fully completed, with an additional maintenance period of

12 months. The cost of insurance for setting up work will apply to the Lessor until the time of delivery, and be subject to meeting the specifications, as aforesaid in Annex E, and the aforesaid insurance will appertain to the Lessee to the extent that the aforesaid insurance applies, the insurance shall apply starting from the time of delivery.

The insurance for setting up work shall include the following:

1.    SECTION ONE:

ALL RISK INSURANCE, which covers at full value, all work which is carried out by the Lessee and all repairs, renovations, improvements, changes and additions which may be carried out by the Lessee in the Property under lease. This section will include a clause regarding waiver of substitution concerning all the lessees and tenants in Beyt Yosef Hermelin in Herzliyah, and in whose insurance policies a parallel clause is included regarding waiver of substitution as regards the tenant, because of any damage caused by them, provided that the aforesaid concerning the waiver of the right of substitution shall not apply to a person who has caused damage with malicious intent.

This section includes an explicit amplification regarding property being worked on and/or regarding near-by property with a liability limit of no less than $50,000 (fifty thousand United States dollars) in this event.

To remove all doubt, it is explicitly indicated that this amplification shall not detract from the insurer's obligation to compensate the individual policyholders in accordance with third party liability insurance as aforesaid in Paragraph 2 as follows, on account of liability for damage caused to property on which work is being carried out or on adjacent property as aforesaid.

2.    SECTION 2

THIRD PARTY LIABILITY INSURANCE concerning liability deriving from work with a liability limit which is no less than the sum of $500,000 (five hundred thousand American dollars) in this occurrence - when the insurance does not include any limitation as to liability deriving from fire, explosion, panic, lifting equipment, unloading and loading, defective sanitary installations, poisoning, anything harmful in food or beverages, shaking or weakening of a support, adjacent property, property on which work is being carried out, strikes and shut-downs and also claims made by the National Insurance Institute. This section will include a cross liability clause according to which the insurance is calculated as if it were prepared separately for each one of the insured individuals. It will also be explicitly indicated, to remove all doubt, that the Lessor's property and/or that of the management company shall be considered as third party property as far as this section is concerned.

3.    SECTION 3

EMPLOYERS' LIABILITY INSURANCE as regards liability for employees carrying out work at the maximum standard liability limit which is customary in Israel at the time the insurance is arranged for. This section shall not include any limitation as to work done at heights or at depths, work hours, contractors, sub-contractors and their employees, and also as for employment of young people, provided that they appear on the lists of the Lessee's payments.

Insurance for setting up work shall include an explicit condition under which it shall take precedence over any insurance arranged by the Lessor and/or the management company, and that the insurers waive any demand or claim as to insurance coverage participation by the Lessor and/or the management company, and the insurance shall not be reduced or canceled, unless the insurer gives notification of this by registered mail, at least 30 days in advance.

C. (1) Without need for any request or entreaty on the part of the Lessor, and no later than the day of transfer of possession of the Property under lease or from the day any work whatsoever is carried out in the Property under lease (the earlier of the two dates), the Lessee undertakes to deliver confirmation certification of having taken out insurance for setting up work in accordance with the text - "confirmation of taking out insurance coverage for setting up" which is attached to this agreement and is marked in Annex C-1 and which has been legally signed by the insurer. The Lessee declares that he is aware that delivery of "Confirmation of taking out insurance for setting up" as aforesaid is a prior and overriding condition for carrying out work in the Property under lease and/or transfer of possession in the Property under lease.

2) Without detracting from the Lessee's legal liability and/or in accordance with the aforesaid in this contract, from the time the Lessee opens his business in the Property under lease or from the time any chattels whatsoever are introduced into the Property under lease (except for chattels included in the insured work in accordance with Article 2 above), the earlier of the two dates, the Lessee undertakes, for the whole lease period (including any extension of the lease period), to arrange for and to carry out, at his expense, the insurance coverage which are detailed below (which shall be called henceforth "insurance coverage for the Property under lease"), with a legally authorized insurance company.

D.    INSURANCE OF THE CONTENTS OF THE PROPERTY UNDER LEASE

Equipment servicing the Property under lease, in the possession of the Lessee or in his charge, which is in the Property under lease and/or outside the Property under lease within the area of the building structure, and any change, improvement, renovation or addition to the Property under lease which are carried out or may be carried out by the Lessee and/or by his representative and/or on their behalf, - and also furniture, equipment, facilities and stock of every sort and kind, all the above mentioned at the full value of setting them up, against loss or damage as a result of fire, smoke, lightening, explosion, earthquake, riots, strikes, intentional damage, storm, windstorm, flood, water damage, impact from a vehicle, impact from an aircraft, and burglary (henceforth: "extended fire risk")

The Lessee undertakes to bring the insurance sums up to date from time to time so that they always reflect the full cost of setting up the property insured by him, including additions and improvements.

Despite the aforesaid, it is hereby agreed that the Lessee is entitled not to arrange for insurance of the contents of the Property under lease. However, in any event, the liability for the damage to the contents of the Property under lease is the Lessee's alone, and the Lessee hereby releases the Lessor from any liability and/or any future claim.

E. CONSEQUENTIAL LOSS INSURANCE for loss that might be caused to the Lessee and/or to his representative as a consequence of damage to the structure of the Property under lease and/or to the contents and/or to Beyt Yosef Hermelin along with its installations, as a result of extended fire risk, and this, in suitable amounts of insurance coverage for a reasonable indemnity period which shall be no less than 12 months.

Despite the aforesaid it is hereby agreed that the Lessee is entitled not to arrange for Consequential Loss Insurance as aforesaid. However, the exemption which is mentioned in sub-section J as follows shall apply as if the insurance were arranged for as aforesaid.

F. The stipulated insurance coverage in the aforementioned Articles D and E shall include an express condition according to which the insurer waives any right of substitution as regards the Lessor, the management company and those representing them, and also as regards other lessees and/or tenants of the structure whose insurance coverage contains a parallel clause regarding waiver of substitution as regards the Lessee, and provided that the aforesaid concerning the waiver of the right of substitution will not be valid for the benefit of whoever caused the damage out of malicious intent.

G. LIABILITY INSURANCE TOWARDS A THIRD PARTY for any injury or damage which might be caused to the person or property of any person and/or legal entity, and without detracting from what has been said in general, including injury or harm to the Lessor, to the management company, to their employees, to the other lessees and tenants of the building and to the guests of the aforesaid building, within the liability limit which shall be no less than the amount of $500,000 (five hundred thousand United States dollars) in this occurrence. This insurance will not be subject to any restriction as to liability resulting from fire, explosion, panic; lifting, unloading and loading equipment; defective sanitary installations, poisoning, anything harmful in food or beverages, a strike or shut-down, or claims made by the National Insurance Institute.

The name of the insured party of the insurance coverage shall be extended to include the Lessor and the management company because of their liability for bodily injury which might occur in the Property under lease, and this is subordinate to the cross liability clause, according to which the insurance will be calculated as if it were taken out separately for each one of the individual policy holders.

The aforesaid concerning tenants and other occupants in Beyt Yosef Hermelin, is subordinate to the other lessees and tenants having exercised their rights in accordance with their policies.

H. EMPLOYERS' LIABILITY INSURANCE for the Lessee's or his representative's liability towards all those employed by them and on their behalf, within the maximum standard liability limit which is customary in Israel, at the time of taking out the insurance and/or renewing it.

This insurance shall not include any restriction as to work at a height or at a depth, work hours, contractors, sub-contractors and their employees - to the extent that they are included in the payment list of the Lessee, baits and poisons, and as regards employment of youths. The insurance shall be extended to indemnify the Lessor and/or the management company if they are considered as employers of employees of the Lessee, or any one of them.

The Lessee's insurance shall include an express condition according to which these conditions take precedence over any insurance which was taken out by the Lessor and/or the management company, and the insurer waives any claim and/or demand concerning insurance coverage of the Lessor and/or the management company. Likewise, the insurer undertakes that the policies of the insurance coverage of the Property under lease will not be reduced nor canceled, unless notification of the matter is given in writing by the insurer and sent by registered mail to the Lessor at least 45 days in advance.

1) The Lessee declares that he will not make any claim and/or demand and/or suit against the Lessor and/or the management company and/or other lessees and/or tenants in Beyt Yosef Hermelin on account of damage that the Lessee will be entitled to indemnity for (or that he would be entitled to indemnity for if it were not for the deductible part of his insurance policy), according to the insurance policies that were taken out in accord with Articles A to I above.

2) In every insurance coverage mentioned in Articles A to I, it will be indicated that the term "Lessor" will include the share owners of the Lessor, as well as their subsidiary companies.

11. Without the need for any demand on the part of the Lessor, the Lessee commits himself to provide for the Lessor, within 14 days of the date of opening the Lessee's business on the Property under lease, or before the date of bringing any chattels into the Property under lease (except for chattels included in the work insured according to Articles B and C above), on the earlier of the two dates, a confirmation certificate as to his having taken out insurance on the Property under lease in accord with the formula "Confirmation Certificate of Insurance on the Property under lease" which is attached to this agreement and marked as Insurance Annex 2C, properly signed by the Insurer.

The Lessee declares that he is aware that providing a "Confirmation Certificate of Insurance on the Property under Lease" as stipulated, is an overriding, prior condition for opening the Lessee's business on the Property under lease and/or bringing any chattels into the Property under lease (except for chattels included in the work insured according to Articles B and C above), and the Lessor will be entitled to prevent the Lessee from opening his business on the Property under lease and/or bringing in chattels as stipulated, in the event that the aforementioned confirmation certificate has not been provided on time.

12. In order to dispel doubt, it is made clear that non-production of insurance confirmation certificates on time, as stipulated in this Article above, will not detract from the Lessee's obligations according to this contract, including and without detracting from the totality of all obligations to make payment that pertain to the Lessee, and the Lessee undertakes to fulfill his obligation according to this contract, even if he is prevented from carrying out work and/or receiving possession of the Property under lease and/or bringing chattels into the Property under lease and/or opening his business on the Property under lease, due to non-presentation of the confirmation certificates on time.

13. The Lessee undertakes to fulfill the terms of the insurance policies -- for work for setting up and insuring the Property under lease, to pay the premiums in full and on time, and to take care to ascertain that the insurance policies of the Property under lease are renewed from time to time as needed, and that they be valid for the whole period of lease.

14. Immediately after the termination date of the term of insurance on the Property under lease, the Lessee undertakes to deposit with the Lessor a certificate of having taken out insurance -as stipulated in Article 11 above-for the purpose of renewing the policies' validity for an additional year. The Lessee undertakes to deposit the certificate of taking out insurance again on the dates specified for every insurance year for the whole term of the lease.

15. The Lessor is entitled to examine the insurance confirmation certificates that are produced by the Lessee as said above, and the Lessee undertakes to carry out any change or amendment demanded in order to make the certificates correspond to the Lessee's obligations. The Lessee declares and undertakes that the Lessor's right of review over the insurance confirmation certificates and his right to order amendment of the insurance policies as stipulated above and likewise the Lessor's intervention in everything connected to the Lessee's taking out of the various policies, does not impose on the Lessor or on his representative any obligation or responsibility in regard to the insurance confirmation certificates and in regard to insurance policies as said, their nature, scope, and validity, or in regard to their absence, and this does not detract from any obligation imposed on the Lessee according to this agreement.

16. The Lessee is entitled to take out additional/supplementary insurance policies besides those detailed in this agreement, according to his judgment.

17. In addition to and without detracting from what is said anywhere above in this agreement, in all the stages of performance of the contract, the Lessee undertakes to fulfill all demands and instructions of the National Insurance law and all orders, regulations and the like that may be instituted according to the above mentioned law, and especially, but without detracting from the totality of what is said above, in such a manner that all his employees and representatives, including those that may be employed casually or temporarily, will be at all times and during the whole period of this contract entitled to all the rights according to the above mentioned law.

18. Without detracting from the Lessor's liability according to this contract and according to every law, the Lessor himself undertakes to take out and maintain throughout the whole period of lease the following kinds of insurance coverage detailed below (below: "insurance coverage of Beyt Yosef Hermelin"), with a legally authorized insurance company.

19. Insurance of the structure of Beyt Yosef Hermelin in Herzliyah with its outbuildings, explicitly without any change, improvement, renovation, or addition to the Property under lease that may have been made and/or will be made by the Lessee and/or for him, by way of protection against loss or damage due to fire, smoke, lightning, explosion, earthquake, disturbances, strikes, malicious damage, storm, tempest, flood, water damage, damage by vehicles (impact), damage by aircraft and break in. The insurance will include an explicit condition according to which the insurer renounces any right of substitution concerning the Lessee and the licensee on his behalf for operation of the Property under lease and all the workers on their behalf, provided that the concession of the right of substitution not apply in favor of a person who has caused damage out of malice.

20. Liability insurance towards third parties due to indebtedness of the Lessor and the management company and the Lessee on account of any damage or wreckage that may be caused to the person and/or property of any person and/or entity in the structure, within the limits of liability of not less than $1,000,000 (one million US dollars). This insurance will not be subject to any limitation as to indebtedness deriving from fire, explosion, panic, lifting equipment, loading and unloading equipment, defective sanitary installations, poisoning, any harmful thing in food or drink, strike or shutdown, as well as claims for reimbursement for damage payments on the part of the National Insurance Institute. The insurance will be subject to the clause of cross liability according to which it will be calculated as if it were made separately for each one of the insured individuals. This insurance will be broadened to include the Lessee as an additional insured party for his indebtedness for all damage and/or wreckage that may be caused to the person and/or property of every person and/or entity in the public areas in Beyt Yosef Hermelin (in order to dispel doubt, the public areas as said, do not include, among others, leased areas).

21. Liability insurance of employers for the Lessor and the management company, towards their employees and/or whomever is employed in the structure, within the normal, maximal limits of liability accepted in Israel on the date of taking out the insurance policy and/or renewing it. This insurance will not include any limitation as to work at a height or at a depth, working hours, contractors, sub-contractors and their employees.

22. Insurance for loss of leasing payments and management fees at their full value, because of damage caused to the Property under lease or due to the destruction of the Property under lease as a result of the risks mentioned in
Article 11, for a 12-month period of indemnification. The insurance as said will include an explicit condition according to which the insurer gives up on any right towards the Lessee or any of his representatives, provided that what concerns concession of the right of substitution will not apply in favor of a person who has caused damage out of malice.

23. 1) Upon the written request of the Lessee, the Lessor will produce for him a confirmation certificate from his insurers as to the insurance for Beyt Yosef Hermelin having been granted by him.

2) The Lessor declares that he will have no claims or demands against the Lessee on account of damage that is covered in full by the insurance company.

24. The Lessor declares that he will make no claim and/or suit against the Lessee and/or on account of damage that the Lessor is entitled to indemnity for, or that he would be entitled to indemnity for were it not for the deductible coverage specified in the policy, according to the insurance that was taken out, as stipulated above, and he hereby exempts the Lessee from any liability for the damage as said.

25. The Lessee undertakes to pay to the Lessor the proportional part of the insurance fees for the purpose of insuring Beyt Yosef Hermelin within 30 days from the day that the Lessor demands it. The rate of the Lessee's proportional part of the insurance fees is as follows:

1) The insurance mentioned in Articles 19, 20, and 21, corresponding to the relation between the area of the Property under lease and the total area of Beyt Yosef Hermelin.

2) The insurance mentioned in Article 22. In accord with the relation between the yearly leasing payments and management fees paid by the Lessee and the total yearly leasing payments and management fees paid by the totality of Lessees in Beyt Yosef Hermelin. All the above is in accord with the insurance rates of the insurance policies for Beyt Yosef Hermelin that will be available for study by the Lessee in the offices of the Lessor and/or the management company.

3) The maximal sum that the Lessee will bear on account of his relative part in the insurance mentioned in Paragraphs 1 and 2 above, will not amount to more
than        shekels at a yearly rate (linked to the index from the date of signing the agreement), for every square meter of the Property under lease, and this subject to the insurance rates as they may apply from time to time.

26. The Lessor will be entitled, according to his exclusive judgment, to enlarge the scope of the said coverage and/or to add coverage and/or insurance that is not mentioned above and in such event the insurance fees that will be collected from the Lessee, as detailed in Article 25 above for the purpose of insurance to be taken out by the Lessor, will be changed accordingly.

14.   Liability of the Lessee and Release of the Lessor from Liability

A. The Lessee will be liable for all damage to property and/or person on the

     Property under lease, of any kind or sort, and/or to the contents and/or the property of the Lessee and/or the building and/or its tenants and/or to those visiting the Property under lease and/or to any third party and/or his employees and/or to any person who is on his way to the Property under lease and from it, and that derives from or is connected in any way to his use of the Property under lease and/or to any activity of the Lessee and/or to an act of commission or omission of the Lessee or of any representative of his -- except for damage to the Property under lease as a result of natural wear.

The Lessor will not bear any liability on account of loss or damage or any monetary expenditure that may be caused in connection with the liability of the Lessee according to this agreement, and the Lessee undertakes to indemnify the Lessor for any expenditure or compensation that the Lessor may demand that he pay and that derives from loss or damage in the area of liability of the Lessee according to this agreement.

B. Neither the Lessor nor any representative of his or on his behalf, will be liable in any way for any damage or wreckage that may be caused to the Lessee or his property or any injury to person and/or loss and/or damage of any kind to property that may be caused to the Lessee and/or his workers and/or employees and/or his agents and/or his customers and/or his visitors and/or any other person who may be found on the Property under lease or on another area which is possessed by the Lessee by permission of the Lessor, and the Lessee takes upon himself the full liability for any damage of this kind and undertakes to compensate and indemnify the Lessor immediately upon receipt of such demand for monetary damages that the Lessor might be obliged to pay or be forced to pay as a result of damage of this kind and for any expenditure in connection with any damage as said above, unless the damage was caused as a result of a negligent act by the Lessor or his workers.

C. The Lessor and/or his workers and/or his representatives or those acting in his behalf, will not be liable in any form for any damage of any kind that may be caused to the Lessee as a result of entry of the Lessor or his representatives into the Property under lease as needed for one of the objectives mentioned in this agreement, unless the damage was caused as a result of negligence by the Lessor or his workers.

15.   Vacation

A. At the term of the period of lease or if and when the lease comes to its conclusion before the term of the lease period, the Lessee undertakes to deliver to the Lessor and/or his proxy, the Property under lease, which will be absolutely empty of any person or object, and in good, proper condition just as he received it, except for reasonable wear and with all the systems working properly and in a normal manner.

The Lessor will have the right to demand from the Lessee that the changes and/or the additions that have been connected in permanent fashion to the Property under lease, all of them or some of them, that may be made on the Property under lease by the Lessee in addition to what is said in Annex E, whether with permission or without permission, will be removed or remain as they were and will become the property of the Lessor as the Lessor may choose, without the Lessor being obliged to make any compensation for them.

B. Vacation of the Property under lease at the appointed term and as said in Paragraph (A) above, constitutes a principal condition of the agreement, and violation of it constitutes a fundamental violation of the agreement.

C. In the event that the Lessee does not vacate the Property under lease as stipulated in this agreement, at the term of the period of lease or when it concludes ahead of the term on account of circumstances stipulated in this agreement (below: "Time of Vacation"), then without harming alternate and/or additional relief for the Lessor, the Lessee will pay the Lessor, within 7 days from the day that he is asked to do so by the Lessor, for every day after the appointed date of vacation until the actual date of vacation, a sum constituting double the amount of the per diem lease payments together with VAT as provided by law, linked by the rules of linkage in Article 9, and this will be without the Lessor having to prove damage and/or loss of anticipated profit because of non-vacation by the Lessee on time, and this sum will be designated in advance by the parties, during the signing of this agreement as a proper, fixed compensation, among the parties, due to delay in vacating the Property under lease on time, and this will be in addition to lease payments and other monetary obligations that appertain to the Lessee according to this agreement.

D. The payment of the anticipated usage pay and/or monetary damages as said above, will not release the Lessee from his obligation to vacate the Property under lease.

E. If and when this agreement is annulled before its term, as a result of violation of the agreement by the Lessee, the Lessee will not be entitled to a return of the same rate of lease payment on account of the period of time that he did not use, and he will be obliged to make lease payments until the end of the lease period with deduction of the lease payments that may be made, if they are made, for the period up to the end of the lease period, by another Lessee who may be found for the Property under lease after nullification of the agreement. The Lessor will act to find another Lessee for the Property under lease by acceptable ways and with pure intentions and in the framework of his duty to minimize the damage.

F. Starting from the 60th day before the date of vacation, an inspection will be made of the Property under lease by an engineer on behalf of the Lessor, who will draw up a list of repairs and work that the Lessee must make according to the directives of this agreement, including repairs to damage and deterioration and work to restore the situation to what it was before. The engineer on behalf of the Lessor will also determine the cost of repairs.

The Lessee undertakes to carry out all repairs and work according to the list of repairs and work drawn up by the engineer on behalf of the Lessor and to get confirmation from the Lessor's engineer that the repairs have been carried out to his satisfaction, no later than the date of vacation to the Lessor. If the Lessee has not performed the repairs, or some of them, by the date of vacation, the Lessor will be entitled to perform the repairs himself on the account of the Lessee, and to debit the Lessee for the cost of carrying out the repairs and for all expenses involved in carrying them out, as well as lease payments and compensation (including agreed upon compensation) that are due on account of non-vacation of the Property under lease on time because of the period that may be required to perform the repairs, if the repairs, or some of them, are carried out by the Lessor after the time of vacation.

In order to remove doubt, the Lessee will not be released from his obligation in regard to making repairs on the Property under lease, and in regard to preserving and returning the Property under lease in good, proper condition, as stipulated in this agreement, whether the Lessor and/or the engineer in his behalf has performed the inspection as stipulated at the beginning of this Article, or whether neither one nor the other has made an inspection as said, and in the list of repairs there is no concession of the demand to repair defects that were not included on the list.

Without detracting from what has been said above, the Lessee must dismantle the "clean room" that was installed by him on the Property under lease, with all its systems, and this no later than the date of vacation of the Property under lease, and restoring the situation as it was when he received the Property under lease. When possession of the Property under lease is returned by the Lessee to the Lessor, the parties will draw up a protocol of transfer and representatives of both parties will sign it. The Lessor will abstain from making any claim, of any sort or kind, concerning the Property under lease or concerning non-restoration of the situation to what it was before, or concerning flaws that may be discovered beyond what has been detailed on the protocol of transfer, except for hidden flaws or defects.

Without detracting from the Lessee's obligation to perform the repairs and work as detailed in this minor clause, if the Lessee has objections about the determinations of the engineer in behalf of the Lessor as to the list of repairs and work, the controversy will be brought before an arbitrator who will be named by the chairman of the Chamber of Engineers who will decide the issue of the distribution of expenses between the Lessor and the Lessee as to the above mentioned repairs and work that will be performed by the Lessee.

G. Without detracting from any right and/or relief granted to the Lessor according to this agreement and/or according to law, to the extent that the Lessee does not vacate the Property under lease by the date that he is required to do so, the Lessor will be entitled, after giving seven-days warning in advance to the Lessee in writing, to enter the Property under lease, to take possession of it, to change the locks and prevent the Lessee and those acting in his behalf from entering the Property under lease, and he will be authorized to evacuate from it all objects belonging to the Lessee to any place as the Lessor may find proper, and all the expenses and/or payments and/or damage caused as a result of the aforementioned evacuation will appertain to the Lessee alone.

16.   The Parking Facility

A. The Lessor undertakes to bring about that the Lessor or the factor operating the Lessor's parking facility in the building at the time (below: "The Parking Facility"), will place at the disposal of the Lessee, starting from the date of the beginning of leasing according to this agreement, 30 (thirty) parking places as demarcated on the diagram of parking places attached to this agreement as Annex B, attached.

B. For each parking place, the Lessee will pay a monthly rental fee in the amount of 234.90 new shekels, in a total amount of 8,829 new shekels per month with the addition of VAT as required by law. The rental fee for the parking places will be linked to the consumer price index in the same manner as the lease payments for the Property under lease, they will be paid in the same manner and the same rules will apply to them for all purposes.

C. 1) In order to dispel doubt, the Lessee will be subject to the instructions and/or directives of the Lessor and/or the entity that operates the parking facility at the time in all that has to do with arrangements of entry, parking, exit, security, operation, times of operation, and arrangement of the parking facility.

2) The Lessor will see to it that the Lessee's vehicles will be able to exit the parking facility on work days even after it is closed and until midnight.

3) If the Lessee asks to use the parking facility beyond the hours of operation, he will receive this service in exchange for the costs involved in this service.

17.   Surety Guarantees

A. On the occasion of signing this agreement, the Lessee will deposit with Attorney Dr Yoav Ben-Dror of the S. Horovitz and Associates office, as trustees for the Lessor, a sum equal in shekels to the basic lease payment for three months, together with differentials for linkage to the index as stipulated in
Article 9 A (2) above until the date of deposit, plus VAT. This is to ensure the payment of lease payments and/or any debt and/or other indebtedness of the Lessee according to this agreement.
On the occasion of making the seventh payment on the account of the lease payments, the Lessee will deposit with Attorney Dr Yoav Ben-Dror and under the same conditions, an additional sum in an amount equal in shekels to the basic lease payment for three months together with linkage differentials as stipulated above in Article 9 A (2), until the date of performance of the additional deposit mentioned above, plus VAT, with the purpose being to ensure payment of lease money and/or any debt and/or other indebtedness of the Lessee according to this agreement.

The above sum will be deposited as said above for up to 90 days after the end of the leasing period.

If for any reason it is too difficult for Attorney Ben-Dror to continue to hold the deposit, then, without any further agreement, the balance of the deposit will be transferred, in the state that it is in at that time and in the same conditions, to another partner in the office of S. Horovitz and Associates Attorneys, as Attorney Ben-Dror will inform the Lessor.

The deposit money will be invested by the trustee only in liquid investments according to instructions that will be given from time to time by the Lessee. The trustee will update the Lessor upon his demand and at any time in regard to the monetary balance in the deposit. The balance will not diminish in any event below a sum equal to the lease payments for six months, linked to the basic index, plus VAT.

The trustee will transfer to the Lessor any sum that he may require from time to time from the deposit money, provided that a letter from the General Manager of the Lessor is attached to the demand. Such a letter is to state that the Lessee has violated the lease contract and that the sum demanded is rightly deserved by the Lessor on account of the violation.

The trustee will be obliged to transfer the sum demanded by the Lessor as stipulated, no later than three business days after receipt of the demand and he will make no judgment in the matter and he will not be entitled to delay execution of the payment for any reason.

Attorney Ben-Dror will confirm in writing on the occasion of signing this agreement that the deposit has been deposited in his hands and that he will act in regard to it according to what has been stipulated in this Article.
The text of the aforementioned letter will be attached as Annex H of this contract.

B. The role of the trustee according to this contract will not prevent him from representing the Lessee in any matter related to this lease contract, including the matter of the deposit, after it has been transferred to the Lessor as stipulated above.

18.   Remedies for Violations

A. Without detracting from what is stated in the continuation of this Article and from specific remedies that appear in this contract and in addition to the aforesaid, the directives of the Law of Contracts-1970 (Remedies for Violation of a Contract) shall apply to violation of this agreement.

B. If the Lessor annuls the agreement on the basis of his right as detailed in this agreement, the Lessee will not be entitled to receive payment or any compensation from the Lessor on account of his investments and/or on account of any payments that he made or paid to the Lessor and/or on account of damages of any kind that were caused or might be caused to him as a result of vacation of the Property under lease according to this agreement, and these sums will be foreclosed by the Lessor as compensation and this will be without detracting from his rights to demand full compensation from the Lessee for all damages, expenses, losses, and loss of profit that have been caused to him.

C. If the Lessee does not return the Property under lease in proper condition except for reasonable wear and/or will not repair what needs repair on the Property under lease and/or will not return the Property under lease to the Lessor at the end of the lease period in proper condition as stipulated in the agreement and/or if any damage is caused to the Property under lease in the lease period that has not been repaired by the Lessee;

then in addition to any other right that the Lessor may have in such a ease in accord with the directives of this agreement and/or in accord with any law, the Lessor will be entitled to carry out any repair and/or to do any action whatsoever that may seem proper in his view to repair the damage and/or to restore the situation to what it was before (that is, to the situation detailed in Annex A of this agreement), and this will be on the account of the Lessee.

D. The Lessor will be entitled to annul this agreement and the lease rights according to the agreement, if a decision is made as to bankruptcy, receivership, or liquidation, or as to appointment of a liquidator, receiver, or manager or bankruptcy trustee, whether temporary or permanent, for the Lessee, or if an order is made as to attachment of the Lessee's assets --in whole or in part-- and the decision or the order aforesaid is not annulled within 60 (sixty) days from the date that the order or decision is given.

E. If this agreement has not been violated in a fundamental manner by the Lessee and the violation has not been corrected within 14 days from reception of advance warning in writing on the matter from the Lessor with details of the alleged violations, the Lessor will be authorized to annul the agreement by notice in writing about the matter to the Lessee, and this in addition to any other remedy according to this agreement or according to any law.

If the agreement has been violated by the Lessee in a fundamental manner, the Lessor will be authorized to annul it by notice in writing, after advanced warning in writing in which the Lessee will be given an extension of seven days to correct the violation, and this will be in addition to any other remedy at the disposal of the Lessor according to this agreement or according to any law.

19. Non-Response, Avoidance of Taking Action -- and Changes and Additions to the Agreement

A. Non-response and/or avoidance of taking any action and/or of exercising any right and/or giving any extension will not be considered and will not be interpreted as an implied concession and/or as implied agreement and/or as a new agreement and/or as facts creating against either of the parties a hindrance and/or estoppel because of conduct or by another way in the mutual relations between Lessor and Lessee.

B. The conditions of the agreement reflect what has been agreed and what is contingent between the parties. The parties will not be bound by any promises, publications, declarations, presentations, agreements, influences, and commitments, oral or written, that are not included in the agreement and that were made, if at all, before it was signed.

C. Any change and/or addition to this agreement will be made explicitly and in writing and will be signed by the parties and as long as this has not been done, it will have no binding validity in respect of the parties.

D. This agreement, with its annexes, cancels any previous agreement between the parties, and there will be no validity to any previous agreement and/or presentation, if such has been made, and that has not been included in this agreement with its annexes.

20.   Payment by One Party Instead of the Other Party

Any sum paid by one party to this agreement, whereas in accord with this agreement the duty of payment appertains to the other party, will be returned to the party that has paid as soon as the paying party demands it, with linkage to the Consumer Price Index as defined in Article 9 A (2) above, with the basic Index for this matter being the last Index known on the day of payment by the payer, and up till the day of actual reimbursement according to the Index that will be known on the day of the actual reimbursement.

21.   Transfer of Rights by the Lessor

The Lessor and/or anyone [from individual????] the Lessor will be entitled to transfer and/or subordinate his rights to the Property under lease, all or some of them, and/or his rights according to this agreement, all or some of them, to someone else and/or to transfer and/or subordinate his rights to receive payments according to this agreement, and the Lessee will cooperate with any transfer of rights as said, and will sign any document that will be required according to the opinion of the Lessor's attorneys for that purpose, and all this provided that the rights of the Lessee according to this agreement will not be harmed.

22.   Differences of Opinion

Differences of opinion between the parties will be brought before the general managers of the parties who will act to reach an agreed solution among themselves.

23.   Stamping Expenses

Each party will bear half of the expenses of stamping this agreement.

24.   Annexes

All annexes to this agreement will constitute an inseparable part of it.

25.   Interpretation

The headings of the Articles of this agreement are for the purpose of convenience alone and do not constitute a part of this agreement.

26.   Offsetting

A. The Lessee is not entitled to set off lease payments or management fees against any sum --for any reason-- whether the sum is fixed or not. All this does not detract from the right of the Lessee to sue the Lessor on account of that reason. All this holds except for offsetting of the Lessee's payments to the Lessor for the purpose of financing construction as indicated in Annex 6,
Article 6.

Likewise, the Lessee concedes any right to a lien on the Property under lease or to rental fees, as long as the above mentioned right exists and this is without detracting from his right to sue the Lessor on account of the same reason.

B. The Lessor is not entitled to set off from the compensation determined in
Article 4D above, to the extent that the Lessee deserves compensation as a result of delay in delivering the Property under lease by the Lessor to the Lessee, any sum for any reason whatsoever, whether the sum is fixed or whether it is not, and all this is without detracting from the Lessor's right to sue the Lessee on account of that same reason.

27.   Jurisdiction

The parties hereby agree that the courts in Tel Aviv-Jaffa have the sole authority of jurisdiction in all matters deriving from this agreement.

28.   Addresses and Announcements

The addresses of the parties for the purposes of this agreement are as they appear at the top of the agreement. Each party which changes its address shall announce in writing about its new address in Israel to the other party and this address shall serve from then on as its address for purposes of the agreement. After the beginning of the lease period, the address of the Lessee will be at the Property under lease.

B. Every announcement that is sent by one party to the other in accord with the agreement will be sent by registered mail or by facsimile, or will be delivered by hand with a copy to the attorney of the parties, Dr Yoav Ben-Dror, the Office of S. Horovitz and Associates (attorneys of the Lessee) and Attorney David Shuaka of the Office of Dan Cohen, Shpigelman, and Associates (attorneys of the Lessor), or to whoever may take their place and it will be considered to have been delivered three days after the time of sending at the post office and/or immediately upon delivery by hand, or by facsimile in such a way that can be proven, according to the case.

29.   Denial of Representation by the Lessee

Nothing said in this agreement and/or nothing in the conduct of the parties by virtue of this agreement will be interpreted as authorizing the Lessee to appear in the name of the Lessor or on his behalf, or as granting the Lessee the status of representative of the Lessor in any matter, and the Lessee will not have any authority or status in the aforesaid.

AND AS PROOF THE PARTIES HAVE SIGNED:

INFLUENCE MEDICAL TECHNOLOGIES, INC.          TASHTIYOT        NEFT
V'ENERGIYAH
ABBA HILLEL 14, RAMAT GAN 52-22

LESSEE                                             LESSOR

Certification of the Lessee's signature

I the undersigned, Dr Yoav Ben-Dror, Esq., of 31 Street, Tel Aviv, hereby certify that the authorized persons in behalf of the Lessee have signed the lease agreement and that their signature with the stamp of the company is binding on the Lessee for all purposes and matters related to this lease agreement and the leasing.

Dr Yoav Ben-Dror, Esq.
S.  Horovitz and Associates, Attorneys
Tel Aviv
                                                                     May 1, 1997

Attorney's signature                      date

Certification of the Lessor's signature

I the undersigned, David Shuaka, Esq., of 105 HaHashmona'im Street, Tel Aviv, hereby certify that the authorized persons in behalf of the Lessor have signed the lease agreement and that their signature with the stamp of the company is binding on the Lessor for all purposes and matters related to this lease agreement and the leasing.

David Shuaka, Esq.
103 HaHashmona'im Street
Tel Aviv 67133

                                                     May 22, 1997
Attorney's signature                                 date